                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Omnicell, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                94-3166458
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

 1101 East Meadow Drive, Palo Alto, CA                  94303
----------------------------------------    ------------------------------------
(Address of principal executive offices)              (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act Registration Statement and Number to which the form relates:
333-57024

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of exchange on which
    to be so registered                     each class is to be registered

           None                                        N/A
----------------------------------    ------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 63 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-57024 (the "Registration Statement"), filed with the Securities and Exchange Commission on March 14, 2001, as amended June 26, 2001, July 24, 2001 and August 3, 2001, and is incorporated herein by reference.


ITEM 2.           EXHIBITS.


EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT
-------                               -----------------------

3.4*              Amended and Restated Certificate of Incorporation of the registrant.
3.6*              Bylaws of the registrant.
4.1*              Form of Common Stock Certificate.
4.3*              Warrant Agreement, dated September 30, 1993, between the registrant and Comdisco, Inc.
4.4*              Warrant Agreement, dated January 23, 1995, between the registrant and Comdisco, Inc.
4.5*              Warrant Agreement, dated July 7, 1995, between the registrant and Comdisco, Inc.
4.6*              Warrant Agreement, dated September 29, 1995, between the registrant and Comdisco, Inc.
4.8*              Warrant, dated December 31, 2000, between the registrant and Silicon Valley Bank.

--------------------
* filed as an exhibit to the Registration Statement and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 Omnicell, Inc.
                                 ----------------------------------------------
                                 (Registrant)


Date: August 3, 2001             By: /s/  Robert Y. Newell, IV
                                    --------------------------------------------
                                    Robert Y. Newell, IV
                                    Vice President and Chief Financial Officer